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                                                                    EXHIBIT 23.2


Consent of Grant Thornton LLP


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We have issued our report dated December 14, 2001, accompanying the consolidated financial statements included in the Annual Report of Alpha Technologies Group, Inc. on Form 10-K as amended for the year ended October 26, 2003, which is incorporated by reference in the Registration Statement and Prospectus. We hereby consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report.


/s/ Grant Thornton LLP
----------------------
Houston, Texas
August 6, 2004